UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 26, 2026

United Therapeutics Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26301	52-1984749
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification Number)
Incorporation)

1000 Spring Street
Silver Spring, MD	20910
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 608-9292

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	UTHR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in Item 5.07 below, on June 26, 2026, at the 2026 Annual Meeting of Shareholders of United Therapeutics Corporation (the Company), the Company’s shareholders approved the United Therapeutics Corporation 2026 Stock Incentive Plan (the 2026 Plan). The 2026 Plan had previously been approved by the Company’s Board of Directors (the Board) upon the recommendation of its Compensation Committee. The effective date of the 2026 Plan is June 26, 2026.

The 2026 Plan is administered by the Compensation Committee of the Board, which is composed of independent directors. The purpose of the 2026 Plan is to stimulate the efforts of non-employee directors, officers, employees, and other service providers, in each case who are selected to be participants in the 2026 Plan, by heightening the desire of such persons to continue working toward and contributing to the success and progress of the Company. The 2026 Plan allows grants of stock options, stock appreciation rights, restricted stock, restricted stock units, and stock awards, any of which may be performance-based, and for incentive bonuses.

The Company will not grant any additional awards under the United Therapeutics Corporation Amended and Restated 2015 Stock Incentive Plan (the Prior Plan), and the number of shares remaining available under the Prior Plan as of the effective date of the 2026 Plan will become available for grant under the 2026 Plan. Awards previously granted under the Prior Plan are unaffected by the adoption of the 2026 Plan, and they remain outstanding under the terms pursuant to which they were previously granted.

Pursuant to the 2026 Plan, the aggregate number of shares of our common stock that may be issued under the 2026 Plan equal (A) the sum of (i) the shares that remain available for grant under the Prior Plan as of the effective date of the 2026 Plan plus (ii) 1,500,000 new shares, plus (B) shares subject to outstanding stock awards under the Prior Plan as of the date the 2026 Plan becomes effective that, after such date, are canceled, expired, forfeited, or otherwise not issued under such an award granted under the Prior Plan and shares subject to awards granted under the Prior Plan that are settled in cash. As of June 26, 2026, 2,413,730 shares remained available for future grant under the Prior Plan and 4,941,655 shares were subject to outstanding awards under the Prior Plan.

Additional details regarding the 2026 Plan are included in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 29, 2026 (the Proxy Statement) under the heading Proposal No. 3 — Approval of the United Therapeutics Corporation 2026 Stock Incentive Plan. The foregoing summary is qualified in its entirety by the full text of the 2026 Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 26, 2026, the Company held its 2026 Annual Meeting of Shareholders. The Company’s shareholders considered four matters, each of which is described in more detail in the Proxy Statement. The final voting results for the meeting are as follows:

1.	Election of directors, each to serve a term of one year:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Christopher Causey	32,342,983	3,861,566	14,328	1,194,857
Richard Giltner	33,029,828	3,174,662	14,387	1,194,857
Ray Kurzweil	35,215,793	988,979	14,105	1,194,857
Jan Malcolm	35,912,588	292,981	13,308	1,194,857
Linda Maxwell	35,472,607	725,977	20,293	1,194,857
Nilda Mesa	35,477,452	715,174	26,251	1,194,857
Judy Olian	35,661,334	543,343	14,200	1,194,857
Christopher Patusky	32,649,292	3,555,219	14,366	1,194,857
Martine Rothblatt	34,492,974	1,713,789	12,114	1,194,857
Louis Sullivan	33,409,607	2,794,332	14,938	1,194,857
Tommy Thompson	35,012,786	1,192,155	13,936	1,194,857
Kevin Tracey	36,187,554	18,239	13,084	1,194,857

2.	An advisory resolution to approve executive compensation:

Votes for:	35,152,059
Votes against:	1,048,505
Abstentions:	18,313
Broker non-votes:	1,194,857

3.	Approval of the United Therapeutics Corporation 2026 Stock Incentive Plan:

Votes for:	25,872,075
Votes against:	10,070,290
Abstentions:	276,512
Broker non-votes:	1,194,857

4.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2026:

Votes for:	35,753,887
Votes against:	1,647,415
Abstentions:	12,432
Broker non-votes:	—

Item 9.01.	Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	United Therapeutics Corporation 2026 Stock Incentive Plan
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED THERAPEUTICS CORPORATION

Dated: June 29, 2026	By:	/s/ Paul A. Mahon
	Name:	Paul A. Mahon
	Title:	General Counsel

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